UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________________

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):         August 6, 2015

SEACOAST BANKING CORPORATION OF FLORIDA

(Exact Name of Registrant as Specified in its Charter)

Florida	001-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 Colorado Avenue, Stuart, Florida	34994
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:         (772) 287-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Amendment No. 1 on Form 8-K/A amends and supplements the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 24, 2015 (the “Initial Form 8-K”) by Seacoast Banking Corporation of Florida (the “Company”).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) In the Initial Form 8-K, the Company reported, among other things, the appointment of Stephen A. Fowle to serve as Chief Financial Officer of the Company and its principal subsidiary, Seacoast National Bank (the “Bank”), effective April 6, 2015, and an offer letter dated February 19, 2015 entered into by Mr. Fowle and the Company governing the terms of Mr. Fowle’s employment and his initial compensation arrangements (the “Offer Letter”).

As previously agreed to in the Offer Letter, the Company entered into a change in control employment agreement (“CIC Agreement”) with Mr. Fowle (also referred to as the “Executive”), on August 6, 2015.

The CIC Agreement has an initial term of one year and provides for automatic one-year extensions unless expressly not renewed. A change in control, as defined in the agreement, must occur during the period (the “Change in Control Period”) to trigger the agreement. The CIC agreement provides that, once a change in control has occurred, the Executive and the Company agree to continue, for the Change in Control Period, the Executive’s employment in the same position as held in the 120-day period prior to the change in control. If the Executive is terminated for “cause” or resigns without “good reason,” as defined in the agreement, the Executive will receive payment of his base salary and unused vacation through the date of termination; and any previously accrued and deferred compensation (collectively, the “Accrued Obligations”). If the Executive resigns for “good reason” or is terminated “without cause,” the Executive will receive: 1) the Accrued Obligations; 2) a bonus equal to the highest bonus earned by the Executive for the previous three full fiscal years (“Highest Bonus”) multiplied by a fraction (the numerator of which is the number of days between January 1 and the Executive’s date of termination and the denominator of which is 365); 3) an amount equal to what the Executive’s annual base salary in effect on the date of termination, plus the Highest Bonus; and 4) health and other welfare benefits, as defined in the agreement, for one year following termination. In addition, all unvested stock options to acquire stock of the Company and all awards of restricted stock of the Company held by Executive as of the date of termination shall be immediately and fully vested as of the date of termination and, in the case of stock options, shall be fully exercisable as of the date of termination and shall remain exercisable for the period of time set forth in the applicable option agreement. The Executive is required to execute a release of claims as a condition to receipt of severance under the CIC Agreement. The foregoing description of the CIC Agreement does not purport to be complete and is qualified in its entirety by reference to the CIC Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated into this report by reference thereto.

(e) The disclosure provided under Item 5.02(c) above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Change of Control Employment Agreement between Seacoast Banking Corporation of Florida and Stephen Fowle

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

Date: August 7, 2015	By:	/s/ Stephen A. Fowle
Stephen A. Fowle
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Change of Control Employment Agreement between Seacoast Banking Corporation of Florida and Stephen Fowle